BLACKSKY REPORTS FIRST QUARTER 2025 RESULTS

Q1 Total Revenue Increases 22% Over Prior Year Period
Backlog Grows 40% to $366 Million Driven By Over $130 Million in Q1 Contract Wins
Second Very-High Resolution Gen-3 Satellite Readying for Launch in Q2

HERNDON, VA – May 8, 2025 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the first quarter ended March 31, 2025.

“We’re excited that we won over $130 million in contract bookings and with the successful launch of Gen-3, we are generating significant demand and driving a growing sales pipeline worldwide,” said Brian E. O’Toole, BlackSky CEO. “Our first Gen-3 satellite is now fully commissioned and we’re pleased that it is exceeding performance expectations. We are beginning a cadence of additional Gen-3 launches throughout the year; our next satellite is being shipped and is on track to launch in Q2. We’re seeing strong demand driven by new mission applications that are enabled by the combination of very-high resolution imagery, high-frequency monitoring, and AI-enabled insights. We’re on track to begin providing early access to major customers and commence general commercial availability later this year.”

First Quarter Financial Highlights:
•Revenue of $29.5 million, up 22% from the prior year quarter
•Over $130 million in new contract bookings
•Backlog grows $104 million, or 40%, from the prior quarter to a total of $366 million
•Cash balance increased 43% from the prior quarter

Recent Highlights
•Awarded a more than $100 million seven-year subscription contract with an international customer for Gen-2 and Gen-3 satellite imagery
•Won multi-year contracts totaling approximately $20 million to support India’s commercial Earth observation capabilities, including imagery services and a dedicated space asset
•Won a seven-figure multi-year contract with a new U.S. government customer for non-Earth imaging
•Continued to win orders through the online Global Data Marketplace to provide imagery support over various strategic locations around the world
•Awarded new and expansion imagery subscription contracts with several international customers
•First Gen-3 is fully commissioned, exceeding expectations, and delivering up to NIIRS-6 quality
•Very-high resolution Gen-3 imagery is being delivered and evaluated by customers worldwide
•Advanced AI analytics on Gen-3 imagery is exceeding expectations
•Second Gen-3 satellite is being shipped and on track to launch in Q2

Financial Results
Revenues
Total revenue for the first quarter of 2025 was $29.5 million, up $5.3 million, or 22%, from the first quarter of 2024. The significant year-over-year increase was primarily driven by progress to date capabilities made toward deliverables under a new contract to accelerate the development of India’s commercial Earth observation capabilities.

Cost of Sales(1)
Total cost of sales as a percentage of revenue was 43% for the first quarter of 2025, compared to 29% in the first quarter of 2024. The increase in cost of sales was primarily driven by a transfer of a previously capitalized satellite asset for the sale of that asset as part of a contract to support a new customer in India.

Operating Expenses
Operating expenses for the first quarter of 2025 were $28.9 million, which included $2.8 million of non-cash stock-based compensation expense, $7.2 million in depreciation and amortization expenses, and the first full quarter of LeoStella operations. Operating expenses for the first quarter of 2024 were $30.5 million, which included $3.1 million in non-cash stock-based compensation expense and $11.2 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the first quarter of 2025 were $18.9 million, compared to cash operating expenses of $16.1 million for the first quarter of 2024. The year-over-year increase of $2.8 million was primarily due to overhead expenses that were previously included in capitalized satellite assets purchased through our production contract with LeoStella as a third-party vendor.

Net Loss
Net loss for the first quarter of 2025 was $12.8 million, compared to a net loss of $15.8 million for the first quarter of 2024. The year-over-year improvement in net loss of $3.0 million was primarily due to lower depreciation and amortization expenses and changes in the gain/(loss) on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price.

Adjusted EBITDA(2)
Adjusted EBITDA for the first quarter of 2025 was a loss of $0.6 million, compared to an adjusted EBITDA of $1.4 million for the first quarter of 2024. The year-over-year decrease of $2.0 million was primarily due to overhead expenses related to the recently acquired LeoStella operations.

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Balance Sheet & Capital Expenditures
As of March 31, 2025, cash and cash equivalents, restricted cash, and short-term investments totaled $77.0 million, which includes a $32 million cash prepayment for work related to a new contract awarded in the first quarter of 2025. In addition, the Company has accumulated approximately $39.2 million in unbilled contract assets, of which $32.4 million is anticipated to be billed and received over the next 12 months. Capital expenditures for the first quarter of 2025 were $8.9 million.

2025 Outlook
BlackSky sees emerging opportunities and risks related to current geopolitical dynamics, including additional long-term opportunities for commercial space-based solutions. While the near-term situation remains fluid, the Company is maintaining its full-year 2025 guidance of revenue between $125 million and $142 million, adjusted EBITDA between $14 million and $22 million, and capital expenditures between $60 million and $70 million.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EDT. Senior management will review the first quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-416-764-8646 or 1-888-396-8049 at least ten minutes prior to the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13753211. The audio replay will be available from approximately 12:30 p.m. EDT on May 8, 2025, through May 22, 2025.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; non-recurring transaction costs; severance; litigation, settlements, and related costs; and impairment and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in

BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Imagery & software analytical services	$16,829	$17,833
Professional & engineering services	12,715	6,403
Total revenue	29,544	24,236
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,818	3,445
Professional & engineering service costs, excluding depreciation and amortization	8,782	3,588
Selling, general and administrative	21,442	18,816
Research and development	245	456
Depreciation and amortization	7,236	11,184
Total costs and expenses	41,523	37,489
Operating loss	(11,979)	(13,253)
Gain (loss) on derivatives	1,901	(254)
Interest income	573	400
Interest expense	(3,343)	(2,634)
Other income, net	65	1
Loss before income taxes	(12,783)	(15,740)
Income tax expense	(30)	(70)
Net loss	(12,813)	(15,810)
Other comprehensive income	—	—
Total comprehensive loss	$(12,813)	$(15,810)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.42)	$(0.88)

Weighted average common shares outstanding - basic and diluted	30,814	17,904

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20,748	$13,056
Restricted cash	1,153	1,322
Short-term investments	55,076	39,406
Accounts receivable, net of allowance of $60 and $45, respectively	7,926	14,701
Contract assets	32,431	27,852
Inventories	—	6,043
Prepaid expenses and other current assets	4,005	4,356
Total current assets	121,339	106,736
Property and equipment - net	60,617	45,613
Operating lease right of use assets - net	3,873	4,029
Goodwill	10,303	10,260
Intangible assets - net	5,238	5,446
Satellite work in process	75,576	80,601
Other assets	7,919	1,461
Total assets	$284,865	$254,146
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$13,042	$20,419
Contract liabilities - current	12,573	2,183
Debt - current portion	3,750	1,927
Other current liabilities	2,639	1,493
Total current liabilities	32,004	26,022
Operating lease liabilities	7,877	8,048
Derivative liabilities	16,063	17,964
Deferred revenue - long-term	24,000	—
Long-term debt - net of current portion	111,598	105,736
Other liabilities	4,474	2,387
Total liabilities	196,016	160,157
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 31,653 and 30,960 shares; outstanding, 31,356 shares and 30,663 shares as of March 31, 2025 and December 31, 2024, respectively.	3	3
Additional paid-in capital	757,847	750,174
Accumulated deficit	(669,001)	(656,188)
Total stockholders’ equity	88,849	93,989
Total liabilities and stockholders’ equity	$284,865	$254,146

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,813)	$(15,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	7,236	11,184
Operating lease right of use assets amortization	156	191
Bad debt expense	15	100
Stock-based compensation expense	2,897	3,363
Amortization of debt issuance costs and non-cash interest expense	2,419	2,121
(Gain) loss on derivatives	(1,901)	254
Non-cash interest income	(412)	(267)
Loss on disposal of assets	37	—
Changes in operating assets and liabilities:
Accounts receivable	6,759	1,388
Contract assets - current and long-term	(11,049)	(3,328)
Inventories	5,997	—
Prepaid expenses and other current assets	351	(195)
Other assets	10	344
Accounts payable and accrued liabilities	(7,268)	(2,354)
Other current liabilities	567	447
Contract liabilities - current and long-term	34,256	(1,239)
Other liabilities	(12)	(9)
Net cash provided by (used in) operating activities	27,245	(3,810)
Cash flows from investing activities:
Purchase of property and equipment	(4,465)	(3,297)
Satellite work in process	(4,418)	(11,347)
Purchases of short-term investments	(28,259)	(9,464)
Proceeds from maturities of short-term investments	13,000	9,000
Net cash used in investing activities	(24,142)	(15,108)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	5,118	1,298
Proceeds from options exercised	—	1
Withholding tax payments on vesting of restricted stock units	(492)	(419)
Payments for debt issuance costs	(175)	—
Payments for deferred financing costs	—	(18)
Payments for deferred offering costs	(31)	—
Net cash provided by financing activities	4,420	862
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,523	(18,056)
Cash, cash equivalents, and restricted cash – beginning of year	14,378	33,434
Cash, cash equivalents, and restricted cash – end of period	$21,901	$15,378

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(12,813)	$(15,810)
Interest income	(573)	(400)
Interest expense	3,343	2,634
Income tax expense	30	70
Depreciation and amortization	7,236	11,184
Stock-based compensation expense	2,897	3,363
(Gain) loss on derivatives	(1,901)	254
Non-recurring transaction costs	656	—
Severance	326	81
Litigation, settlements, and related costs	138	—
Impairment and asset disposals	44	—
Adjusted EBITDA	$(617)	$1,376

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating expenses	$28,923	$30,456
Stock-based compensation for selling, general and administrative costs	(2,757)	(3,148)
Depreciation and amortization	(7,236)	(11,184)
Cash operating expenses	$18,930	$16,124